Exhibit 10.13

CONFIDENTIAL

Gryphon Therapeutics, Inc.	Phylos, Inc.
600 Gateway Blvd.	128 Spring St.
So. San Francisco, CA 94080	Lexington, MA 02421
(“Gryphon”)	(“Phylos”)

Research and Development Collaboration and License agreement

1                                                                                         Scope and Field.

1.1                               Set forth below is the agreement of Gryphon and Phylos, each sometimes referred to herein as a “Party” or collectively as the “Parties”, which hereby acknowledge that they have received adequate and sufficient consideration for entering into their respective and mutual agreements below.

1.2                               Gryphon wishes to apply Phylos’ PROfusion™ Technology in developing high affinity peptides.

1.3                               The Parties wish to establish a collaboration which will allow Gryphon to evaluate the PROfusion Technology in conjunction with its Cosmix Technology.

1.4                               Phylos wishes to grant Gryphon a nonexclusive license for the use of PROfusion Technology.

2                                                                                         Definitions.

2.1                               “Affiliate” means any corporation or non-corporate business entity which controls, is controlled by, or is under common control with a party to this Agreement. A corporation or non-corporate business entity shall be regarded as in control of another corporation if it owns or directly or indirectly controls at least fifty percent (50%) of the voting stock of the other corporation, or (a) in the absence of the ownership of at least fifty percent (50%) of the voting stock of a corporation, or (b) in the case of a non-corporate business entity, if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or non-corporate business entity, as applicable, whether through the ownership or control of voting securities, by contract or otherwise.

2.2                               “Cosmix Technology” means (a) all present and future patents, patent applications, reissued patents, re-examined patents, divisions, renewals, continuations and continuations-in-part, substitutions, extensions and foreign counterparts thereof owned, controlled by or licensed to Gryphon that relate to Cosmix-plexing® technology, as described in Exhibit A attached hereto and (b) all present and future techniques, inventions, discoveries, practices, methods, know-how, technical data and information (other than described in clause (a) of this Section 2.1) that are necessary or useful to practice the Cosmix-plexing® technology, that are not generally known and that are within the Control of Cosmix or its affiliates, “Control” meaning the right and ability to grant sublicenses.

2.3                               “Effective Date” means the date of execution of this Agreement by the last of the three signatories hereto.

2.4                               “D-Target” means a protein composed of D amino acids.

2.5                               “Gryphon Patent Rights” means those patents, patent applications, reissued patents, reexamined patents, divisions, renewals, continuations and continuations-in-part, substitutions, extensions and foreign counterparts thereof, relating to Gryphon’s D-screening technology set forth on Exhibit B hereto, and arising after the Effective Date but before completion of performance by Phylos under this Agreement or such earlier expiration or termination of this Agreement and agreed by the parties to be added to Exhibit B, but in all instances excluding Cosmix Technology).

2.6                               “Gryphon Know-How” means techniques, inventions and/or discoveries, practices, methods, knowledge, know-how, skill, technical data and information, and materials that are necessary or useful to the practice of Gryphon Patent Rights, that are not generally known and that are within the Control of Gryphon or its Affiliates as of the Effective Date or come into the Control of Gryphon or its Affiliates before completion of performance by Phylos under this Agreement or such earlier expiration or termination of this Agreement, but in all instances excluding know how related to Cosmix Technology and Gryphon Patent Rights.

2.7                               “Gryphon Technology” means the Gryphon Know-How and the Gryphon Patent Rights, collectively.

2.8                               “Gryphon” means Gryphon Therapeutics, Inc, a California corporation and its Affiliates

2.9                               “Major Market” means any of: the United States, Japan, Germany, France, the United Kingdom, Italy or Spain.

2.10                        “Owner” means the Party having rights to the Product.

2.11                        “PROfusion™ Technology” means compositions of matter (including, but not limited to reagents) and methods, whether or not patented or patentable, and know-how for in vitro protein evolution wherein peptide-encoding messenger RNA (“mRNA”) molecules are generated with a modification linking a peptide acceptor such as a puromycin molecule to the 3’ terminus of the mRNA molecule so that in vitro translation results in a peptide or protein covalently linked to its encoding nucleic acid via the 3’ terminus of the mRNA and the carboxyl terminus of the peptide or protein via a peptide acceptor such as a puromycin molecule and wherein peptides or proteins having a desired binding affinity are selected from libraries of these RNA-protein fusion molecules. The PROfusion™ Technology, including a description of peptide acceptors such as a puromycin molecule, includes, without limitation, the following family of patents: US 6,261,804; 6,258,558; 6,214,553; 6,281,344; and 6,207,446, and others listed on Exhibit E, and all reissues, reexaminations, renewals, divisionals, continuations, continuations-in-part and foreign counterparts of any of the foregoing.

2.12                        “Product” means any peptides or their derivatives identified during PROfusion Technology screening pursuant to this Agreement.

3                                                                                         Licenses and Intellectual Property.

3.1                               Gryphon hereby grants and will grant to Phylos and its Affiliates, a nonexclusive license under Gryphon Patent Rights solely for the purpose of conducting research and development activities in the performance of it obligations under this Agreement until the earlier of (i) completion of such activities hereunder or (ii) the earlier of expiration or termination of this Agreement.

3.2                               Phylos hereby grants and will grant to Gryphon and its Affiliates a worldwide, nonexclusive license under PROfusion Technology including future improvements and enhancements thereto, specifically for use with Peptide Libraries (as defined in Appendix C) to screen, make, have made, improve, have improved, use, market, offer for sale, sell, have sold, distribute, have distributed, export and import (i) peptides and their derivatives isolated during use of PROfusion Technology, including but not limited to, screening of D-Targets provided to Phylos hereunder, and (ii) Products resulting from the application of PROfusion Technology using Peptide Libraries, with or without the additional application of Cosmix Technology. The foregoing licenses to Gryphon and Affiliates to use the PROfusion Technology shall be sublicensable solely for the purpose of enabling manufacturers to produce Products, if necessary or advisable. Nothing in this Agreement shall be construed to limit Gryphon’s or its Affiliates right or ability to grant licenses in respect of Products.

3.3                               Gryphon shall grant Phylos and its Affiliates a fully paid up worldwide, non-exclusive license, with the right to sublicense, for any patented improvements and enhancements to Profusion Technology made by Gryphon or its Affiliates.

3.4                               All inventions, data, and reports resulting from the activities of Phylos under this Agreement, with the exception of improvements or enhancements to the PROfusion Technology, will be assigned to Gryphon.

3.5                               If a third party asserts that a patent or other right owned or controlled by it is infringed by PROfusion Technology, Phylos shall have the first right, but not the obligation, to defend against any such third party allegation of infringement by PROfusion Technology, and Phylos shall bear the costs of any such action, including attorneys’ fees. Gryphon shall also have the right to defend against such third party allegation of infringement at its own cost, if Phylos does not undertake such defense within forty-five (45) days after receiving notice of such third party allegation of infringement by the PROfusion Technology. Each Party shall promptly notify the other of its receipt from a third party of an allegation of infringement based upon the practice of any of the PROfusion Technology. For purposes of this section, the “right to defend” includes the right to commence an action for declaratory relief.

3.6                               If there shall be declared an interference pertaining to any part of the PROfusion Technology, Phylos shall diligently pursue such interference to conclusion and shall bear the costs thereof, including attorneys’ fees.

3.7                               Phylos shall obtain Gryphon’s written consent (not to be unreasonably withheld) prior to entering into any settlement or other transaction (i) with any third party to resolve such third party infringement action or assertions or (ii) to settle an interference, if such settlement or transaction does not contain a full and unconditional release of Gryphon for past infringements, if any, and a grant to Gryphon of such rights to practice third party intellectual property as shall have been granted to Phylos in such settlement., provided .however, that such consent shall not be required if such settlement or transaction contains a full and unconditional release of Gryphon for past infringement and a grant to Gryphon of such rights to practice such third party intellectual property as have been granted to Phylos in such settlement; provided, however, such consent shall not be required if such settlement or transaction contains a full and unconditional release of Gryphon for past infringement and a grant to Gryphon of such rights to practice such third party intellectual property as have been granted to Phylos in such settlement.

4                                                                                         Screening of Targets.

4.1                               Gryphon will supply at least two D-Targets to Phylos for screening , the first within 30 days and the second within 6 months of the Effective Date.

4.2                               Phylos will screen its PROfusion Technology peptide libraries against each D-Target, and identify the sequence of any peptides showing better than 50 nanomolar affinity for the D-Target. The Parities shall jointly agree to the libraries’ composition as part of an overall workplan to be established by the parties within 14 days of the Effective Date.

4.3                               Phylos will notify Gryphon of the amino acid sequences of not less than 15 and not more than 25 peptides identified pursuant to Section 4.2 above during the screening of each D-Target within ten days of their identification.

4.4                               The Phylos screening of the two initial D-Targets shall be deemed successful, if Phylos identifies five Products for each of the two D-Targets with affinities better than 50 nanomolar for their respective D-Targets, each Product with less than 25% sequence identity with any of the other Products relating to the same D-Target.

4.5                               If the Phylos screening of the two initial D-Targets is successful, then for each additional target Gryphon wishes to screen under this Agreement, it will offer the opportunity to Phylos to perform PROfusion Technology screening of Phylos Peptide Libraries against such additional targets under the same terms and conditions as pertained to the initial two D-Targets.

4.6                               Phylos may, in its sole discretion, accept or decline any request of Gryphon to screen more than the initial two D-Targets. Phylos must accept, if at all, in writing, any Gryphon proposal of Phylos to perform additional screening within thirty days of its being sent by Gryphon to Phylos.

4.7                               Phylos and Gryphon will develop a work plan for each target accepted under 4.6, including project goals and timelines. Gryphon shall be precluded from applying PCT (as hereinafter defined) to any target which has been accepted for screening using PROfusion Technology by Phylos, until such time as such screening has failed to meet the goals within the timeline set forth in the work plan agreed to by the Parties.

4.8                               Gryphon shall compensate Phylos for its activities pursuant to Article 4 and 5 hereof at Phylos’ prevailing fully burdened FTE rate (not to exceed $ 250,000 per year for the calendar year starting January 1, 2003). In future years, but not earlier than for the calendar year starting January 1, 2005, such FTE rate can increase on Phylos’ request, but not in excess of the annual rate of inflation as measured by the Consumer Price Index for all urban areas. Such FTE charges shall not exceed by more than 20% the charges allotted therefore in the applicable mutually agreed upon work plan. Such payments shall be in addition to any sums earned by Phylos pursuant to Article 6 herein and such monthly payments shall be due at the start of each work month..

5                                                                                         Research Collaboration.

5.1                               Phylos and Gryphon will design PROfusion Technology peptide libraries adapted to the application of Cosmix Technology.

5.2                               The characteristics of such PROfusion Technology peptide libraries, including, but not limited to diversity, sustainability, sequence length and cloning strategies of the PROfusion library shall be agreed to by the parties and attached hereto as Exhibit C within 30 days of the Effective Date.

5.3                               Phylos will use its best efforts to construct the designed library according to the Work Plan and timelines agreed to by the parties and attached hereto as part of Exhibit C within 30 days following agreement of the parties pursuant to Section 5.2 above.

5.4                               Phylos will conduct a selection against a D-Target specified by Gryphon using the constructed libraries and will supply Gryphon with the sequence information and the appropriate DNA samples representing those selected pools. Gryphon will be free to attempt to apply Cosmix Technology to the selected pools and demonstrate the enhanced diversity contained within and increased affinity of Products developed from the resulting Cosmix Technology, if any.

6                                                                                         Consideration.

6.1                               Within 48 hours of notice of the Effective Date, Gryphon shall pay   to Phylos as a license fee.

6.2                               Within 48 hours of receipt of a License Approval Order (as defined below) from the U.S. Bankruptcy Court for the District of Delaware conforming to the requirements set forth below and signifying approval of this Agreement, Gryphon shall pay to Phylos the sum of   as an additional license fee. Such approval shall be by entry of a final Court order (“License Approval Order”) which is not subject to an appeal or a stay pending appeal. The inability or failure of Phylos to obtain a License Approval Order shall not affect the rights of Gryphon under this Agreement, but shall relieve Gryphon of any obligation to make payment pursuant to this Section 6.2. The License Approval Order must specifically provide that:

i.                                          The License Approval Order will be binding upon Phylos or any successor of Phylos or its bankruptcy estate, including but not limited to any Chapter 7 or 11 Trustee appointed in the Phylos case; and shall constitute without variation the treatment of Gryphon’s administrative claim in the Phylos case or any successor case, binding upon all parties in interest, including but not limited to in any liquidation or in any Plan of Reorganization to be confirmed by the Court or proposed by Phylos.

ii.                                       The License Approval Order shall provide that Gryphon will receive immediate and unconditional relief from the automatic stay to pursue its foreclosure rights without further order of the Court to enforce post-petition any of its rights under the License, including but not limited to: 1) the ability to terminate the License Agreement; 2) the ability to commence suit against Phylos or others to enforce its rights under the License Agreement; and 3) to take any other action even against property of the estate to enforce Gryphon’s rights under the license.

iii.                                    The rights and interests granted to Gryphon under the License Agreement shall be free and clear of all liens, security and other interests, mortgages, trust deeds, encumbrances, pledges, and claims of any kind of any party (“License Encumbrances”) whether arising on, before or after the Petition Date. All such License Encumbrances shall be terminated and released as to the License Agreement and underlying licenses and shall attach to the proceeds of the transaction in the order of priority and with the same validity, force, and effect possessed by such License Encumbrances, if any, prior to the effectiveness of the License Agreement.

6.3                               Upon filing of an IND or equivalent for the first indication for a Product, Gryphon will pay Phylos $50,000. If Gryphon has partnered the Product prior to filing the IND, Gryphon will pay Phylos the lesser of $250,000 or 20% of the applicable license milestone payments received to such time.

6.4                               Upon the start of Phase II trials (commencement of drug administration) for the first indication of a Product, Gryphon will pay Phylos $150,000. If Gryphon has partnered the Product prior to such time, Gryphon will pay Phylos the lesser of $300,000 or 20% of the applicable license milestone payments.

6.5                               The greater of (i) 20% of any milestones received by Gryphon from a sublicensee of a Product as a result of entry of such Product into its first pre-registration clinical trial in any Major Market (Phase III, Phase ll/lll, or an equivalent, whichever first occurs) or (ii) $2.0 million upon such event.

6.6                               The greater of (i) 20% of any applicable licensing milestones received by Gryphon from a sublicensee as a result of filing for the first registration (NDA or equivalent) of each Product in any Major Market, or (ii) $3.0 million upon such event.

6.7                               The greater of (i) 20% of any applicable licensing milestones received by Gryphon from a sublicensee as a result of the first commercial sale of each Product in any Major Market, or (ii) $5.0 million upon such event.

6.8                               For each Product developed hereunder by Gryphon using both PROfusion Technology and Cosmix Technology, Gryphon will pay amounts due to Phylos under Sections 6.3, 6.4, 6.5, and 6.6 at one-half the rates set forth therein in substitution of the amounts and * rates se| forth therein. Payments due Phylos under Sections 6.2 shall remain unaffected by the use of Cosmix Technology.

7                                                                                         Termination.

7.1                               Gryphon may terminate this Agreement without cause upon 60 days’ notice to Phylos.

7.2                               In the event of a termination of this Agreement pursuant to Section 7.1 Gryphon shall remain responsible to pay to Phylos any sums thereafter due pursuant to Article 6 above.

7.3                               As between Gryphon and Phylos, Gryphon shall be the sole owner of all peptides delivered hereunder and resulting Products, and its right, title, and ownership therein shall survive termination of this Agreement. Gryphon, in its sole discretion, shall be responsible for the pursuit, if any, maintenance and enforcement of any patents or other intellectual property protection relating to any such peptides or Products.

7.4                               The licenses granted by Phylos to Gryphon under this Agreement in respect of Products shall survive termination of this Agreement. All licenses granted hereunder by Phylos to Gryphon shall be deemed to be the grant of licenses of “Intellectual Property” under Section 365(n) of the United States Bankruptcy Code, as amended.

8                                                                                         Publicity.

Neither Party may publicize the existence of this Agreement or the participation of the other Party in the development of its Products without the express written permission of the other Party.

9                                                                                         Additional.

9.1                               Representations and Warranties. Except as disclosed on the Schedule of Exceptions attached hereto as Exhibit D, each Party represents and warrants to the other Party as of the Effective Date as follows:

9.1.1                     that it is duly organized, validly existing and in good standing under the laws of the jurisdiction where it is organized;

9.1.2                     that it is in compliance with all requirements of applicable law, except to the extent that any noncompliance would not have a material adverse effect on the properties, business, financial or other condition of such Party and would not materially adversely affect such Party’s ability to perform its obligations under this Agreement;

9.1.3                     that it has the lawful right to execute and perform this Agreement and to accept this grant of rights from the other Party, and that this Agreement does not violate or conflict with any other agreement to which the Party is a Party or any law or regulation applicable to it;

9.1.4                     that it will use the Confidential Information, Know-How, Intellectual Property, Technology, and other property of the other Party only as authorized under this Agreement, and will follow all applicable standards, specifications, laws, regulations, guidelines and rules;

9.1.5                     that no claim has been asserted or threatened by any person that the practice of such Party’s Technology constitutes, and to such Party’s knowledge, the practice of its Technology does not constitute, an infringement, misappropriation or violation of any intellectual property rights of any other person or constitutes unfair competition;

9.1.6                     that such Party shall not knowingly infringe, misappropriate or violate the intellectual property rights of any person in carrying out it obligations hereunder;

9.1.7                     to such Party’s knowledge, no third Party has materially infringed, misappropriated or violated, or is materially infringing, misappropriating or violating, its Technology; and

9.1.8                     to such Party’s knowledge, exercise by the other Party of its rights under this Agreement will not result in any infringement, misappropriation or violation of any intellectual property rights of any Third Party.

9.2                               Limitation. EXCEPT AS PROVIDED IN THIS ARTICLE 9, EACH PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES AND AFFILIATES MAKE NO OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALUE, SAFETY, RELIABILITY, EFFICACY, NONTOXICITY, PATENTABILITY OF PATENTS OR VALID CLAIMS, ISSUED OR PENDING, NON-INFRINGEMENT, OR THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, IN THE TECHNOLOGY, PRODUCTS OR IN ANY INTANGIBLE OR TANGIBLE ITEM GENERATED UNDER OR USED WITHIN THIS AGREEMENT;

9.3                               Limited Liability. IN NO EVENT SHALL EITHER PARTY TO THIS AGREEMENT BE LIABLE FOR ANY LOST PROFITS OR FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, THE BREACH OF THIS AGREEMENT OR THE EXERCISE OF RIGHTS HEREUNDER WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY.

10                                                                                  Confidentiality.

10.1                        Definitions. In this Section 10, the following terms shall have the following meanings whenever such terms are used in their capitalized form:

10.1.1              “Confidential Information” means any proprietary or confidential information of the Disclosing Party, except such information falling within an exception recited below, which is communicated in any way or form by the Disclosing Party to the recipient, either before or after the Effective Date of this Agreement, and whether or not such information is identified as confidential. Confidential Information includes any data or reports provided by one Party to the other Party pursuant to this Agreement, as well as the terms and conditions of this Agreement. Confidential Information shall not include any information that:

a)                                     is or later becomes a part of the public domain through no fault of Recipient;
or

b)                                     recipient can demonstrate was in its rightful possession, without a restriction on use or disclosure, prior to receipt of the information from the disclosing Party or an entity acting on its behalf; or

c)                                      Recipient can demonstrate was rightfully received from a third party without a restriction on use or disclosure; or

d)                                     recipient can demonstrate by written evidence was independently developed by Recipient without use, directly or indirectly, of Confidential Information of the Disclosing Party.

10.1.2              “Disclosing Party” means the Party making disclosure of or otherwise communicating its Confidential Information to the other Party.

10.1.3              “Recipient” means the Party receiving or otherwise obtaining Confidential Information from the Disclosing Party.

10.1.4              “Third Party” means any party other than Gryphon, Phylos, and their respective Affiliates.

10.2                        Restrictions on Use. In consideration of disclosure by either of the Parties to the other Party of Confidential Information in written, oral, graphic or electronic form pursuant to the terms of this Agreement, the Recipient undertakes, unless otherwise stipulated herein, (a) to treat such Confidential Information received from the Disclosing Party with the same degree of care to maintain the secrecy of the Confidential Information as it uses to maintain the secrecy of its own information of like kind; and (b) to use the Confidential Information only to accomplish the purposes of this Agreement. Recipient will not disclose Confidential Information received from the Disclosing Party except to its employees, agents, consultants, independent contractors who have a need to know the Confidential Information in furtherance of the purposes of this Agreement (collectively, the “Representatives”), and such Representatives will be bound to Recipient by obligations of non-use and non-disclosure that are similar to or more stringent than those imposed on Recipient pursuant to this Agreement.

11                                                                                  Indemnification.

11.1                        Obligation to Indemnify. Each of the Parties hereto shall defend, indemnify and hold harmless the other Party and its Affiliates, successors and assigns, and their respective directors, officers, shareholders, partners, employees, and agents (collectively, the

“Indemnitees”) from and against all losses, damages, costs and expenses (including legal fees) incurred thereby or caused thereto which arise out of claims against the Indemnitees brought by Third Parties after the Effective Date of this Agreement which arise out of or relate to (i) any material breach or violation of, or failure to properly perform, any covenant or agreement made by the Indemnifying Party in this Agreement; or (ii) any material breach of any of the representations or warranties made by the Indemnifying Party in this Agreement. The Indemnifying Party shall have no obligation to indemnify any Indemnitee hereunder to the extent any such losses, damages, costs and expenses arise out of the negligence or willful misconduct of Indemnitee.

12                                                                                  Miscellaneous.

12.1                        Severability. If any court of competent jurisdiction determines that any provision of this Agreement is partially or wholly unenforceable under applicable law, such provision shall be enforced to the maximum extent permitted by applicable law, and the remaining provisions of this Agreement shall remain in full force and effect.

12.2                        Force Majeure. In the event that any strike, epidemic, natural disaster, fire, other act of God, war, civil disturbance, act of terrorism, explosion, or act or decision of any governmental authority renders impossible the performance of any of the obligations of the Parties or either of them under this Agreement, the Party or Parties affected shall be excused the performance of the relevant obligation or obligations upon notifying the other Party in writing, giving a detailed explanation of the occurrence in question. Upon the giving of such a notice, the performance of the Party giving notice shall be excused only to the extent and for so long as performance remains impossible. Notwithstanding the foregoing, in the event that a force majeure event declared by a Party persists for more than 180 days, the other Party shall have the right to terminate this Agreement pursuant to Section 7.1 hereof.

12.3                        No Assignment. Neither Party may assign this Agreement without the prior written permission of the other Party, which permission shall not be unreasonably withheld or delayed; provided, however, this Agreement may be assigned without such permission to an Affiliate or to a successor to or purchaser of all or substantially all of the business or assets of the assigning Party, or as part of a reorganization, merger, or change of control of the assigning Party.

12.4                        Independent Contractors. In entering into and carrying out their respective rights and obligations under this Agreement, the Parties are independent contractors and shall have no power or authority, express or implied, to bind the other Party, act on the other Party’s behalf, or in any way enter into or incur any liability for or on behalf of the other Party, and nothing in this Agreement shall be construed as giving rise to a relation of partnership or agency between the Parties.

12.5                        Dispute Resolution. In any disagreement or dispute that may arise between the Parties in relation to, resulting from, or arising out of this Agreement, the Parties shall attempt to settle such disagreement or dispute amicably and expeditiously by good faith negotiation. Any such dispute which cannot be so settled within ninety (90) days after the commencement of negotiations shall be referred to binding arbitration by a single, independent arbitrator who is experienced in dealing with disputes of the sort in question and with business relations of the type under this Agreement, to be appointed by mutual agreement of the Parties. If the Parties are not able to agree upon an arbitrator within thirty (30) days, each Party shall appoint one arbitrator who shall mutually agree upon a third arbitrator to serve as the arbitrator for the dispute. The arbitration will be conducted in the vicinity of the non-triggering Party in accordance with the terms and conditions of this Agreement. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and shall be fully and irrevocably accepted by the Parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator is not empowered to award treble, punitive or any other damages in excess of compensatory damages, and each Party irrevocably waives any claim to recover such damages. The Parties shall use their reasonable efforts to conduct all dispute resolution procedures under this Agreement as expeditiously, efficiently and cost-effectively as possible. Notwithstanding the foregoing, any dispute relating to intellectual property or Confidential Information of either or both Parties shall not be subject to this Section 12.5 dispute resolution provision.

12.6                        Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts, U.S.A. in respect of all matters, including the execution, interpretation, performance and enforcement of this Agreement.

12.7                        Notices. All notices and payments required or permitted by this Agreement shall be in writing and shall be sent by reliable overnight commercial courier (e.g., Federal Express, DHL, Airborne or the like), or hand delivered or mailed by registered or certified mail, postage prepaid and return receipt requested, to the relevant Party at the appropriate address, as noted below, and either Party may, in writing, change the address to which notices may be given.

If to Gryphon:	If to PHYLOS:

Gryphon Therapeutics, Inc.	PHYLOS
Gateway Boulevard	128 Spring Street
South San Francisco, CA 94080-7014	Lexington, MA 02421
Attn: Chief Financial Officer	Attn: CEO

12.8                        Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties concerning the subject matter of this Agreement, and any representation, promise or condition not incorporated in this Agreement shall not be binding upon either Party. No amendment, modification or addition to this Agreement shall be binding on the Parties unless made in writing and executed by both Parties.

IN WITNESS WHEREOF the Parties, by and through their authorized officers, have executed this Agreement as of the Effective Date.

GRYPHON THERAPEUTICS, INC.		PHYLOS, INC.

By:	/s/ F. Blobel	By:	/s/ Gustav A. Christensen
	Friedhelm Blobel, Ph.D.	Name: Gustav A. Christensen
	President and CEO	Title: C.E.O.

Date:	8/26/03	Date:	8/27/03

Acknowledged and agreed to:
/s/ B. Seed
Brian Seed

Date:	8/28/03

Exhibits:

A — Cosmix Technology Patents and Patent Applications

Matter No. /		Application No. /
Title	Country	Patent No.	Status
GRFN-055
	AUSTRALIA	749249	Issued -10/3/2002
GENERATION OF DIVERSITY IN COMBINATORIAL LIBRARIES	CANADA	2279341	Pending
	CHINA	98802184.6	Pending
	EPO	97101539.1	Pending
	EPO	968283	Issued - 5/2/2003
	EPO	02021507.5	Pending
	HONG KONG	00102476.9	Pending
	ISRAEL	131075	Pending
	JAPAN	10.532545	Pending
	SINGAPORE	9903327-6	Issued - 7/19/2002
	UNITED STATES	6,310,191	Issued -10/30/2001
	UNITED STATES	09/912,165	Pending
	per	PCT/EP98/00533	National Stage Filed

GRFN-056
	EPO	02020639.7	Pending
RECOMBINATION PROCESS FOR RECOMBINING FRAGMENTS OF VARIANT POLYNUCLEOTIDES	EPO	02021514.1	Pending

GRFN-057
	EPO	02016743.3	Pending
METHOD FOR GENERATING MOLECULES WITH SPECIFIC PROPERTIES BY RECOMBINATION AND SELECTION	EPO	02027002.1	Pending

GRFN-058
	EPO	02023588.3	Pending
METHOD FOR MODULATING THE SURFACE CHARACTERISTICS OF A DEVICE

B. - Gryphon Patent Rights

D-ENZYME COMPOSITIONS AND METHODS OF THEIR USE

COUNTRY	REFERENCE#	TYPE	FILED	SERIAL#	ISSUED	PATENT#	STATUS
AUSTRALIA	008/00AU	DCA	6/7/1993	45996/93	10/2/1997	678768	ISSUED
AUSTRALIA	008/01AU	DIV	6/7/1993	37564/97	6/29/2000	721228	ISSUED
CANADA	008/00CA	DCA	6/7/1993	2,137,378			PENDING
EUROPEAN PATENT	008/00EP	DCA	6/7/1993	93916447.1	4/7/1999	0647266	ISSUED
EUROPEAN PATENT	008/02EP	DIV	6/7/1993	98108855.2			PENDING
JAPAN	008/00J P	DCA	6/7/1993	6-501660			PENDING
UNITED STATES	008/01 US	DCA	12/2/1994	08/343,585	4/15/2003	6,548,279	ISSUED
UNITED STATES	008/02US1	DIV	5/22/1996	08/651,144	3/21/2000	6,040,133	ISSUED
UNITED STATES	008/03US	CON	5/22/1996	08/651,303	6/8/1999	5,910.437	ISSUED
UNITED STATES	008/04US	CON	8/17/2002	10/223,103			PENDING
UNITED STATES	008/05US	CON	8/27/2002	10/229,553			PENDING

C. — PROfusion Technology Peptide Library Characteristics

Peptide Libraries, for the purposes of this agreement, are defined as nucleic acid libraries comprising, on each molecule:

• two fixed regions containing all necessary nucleic acid and amino acid encoding regions necessary for the practice of PROfusion (including but not limited to PCR primer-binding regions, a linker binding region, Transcription and Translation initiating regions, nucleic acid sequence tags, 4-8 amino acid peptide purification tags) and, optionally may include fixed amino acids, which may be cysteine, that allow the formation of a disulfide constrained loop containing the variable region, and;

• a variable region encoding 5-50 amino acids where at least 90%* of the amino acids encoded at each position are randomly selected from a group of at least 15 amino acids.

Specifically excluded from Peptide Libraries are libraries based on a naturally occurring protein or domain(s) of a protein or an de novo engineered protein designed based on the tertiary structure of naturally occurring domains, with the deliberate insertion of amino acid variability in one or more exposed portions of that molecule (Scaffolded Libraries) and libraries derived from cellular mRNA (Proteomic Libraries). Examples of scaffolded proteins already practiced are antibody VH or VL domains, the 10th Type III repeat of Fibronectin (TRINECTINTM binding proteins), Titin and Gurmarin.* Individual clones or pools for affinity maturation are exempted from the “at least 90%” restriction as long as all invariant sequences in the variable region are derived from a pre-existing clone from a peptide library.

Exhibit D

Schedule of Exceptions

In connection with the execution and delivery by Phylos, Inc. (“Phylos”) of that certain Research and Development Collaboration and License Agreement with Gryphon Therapeutics, Inc. (the “Agreement”), Phylos hereby provides this Schedule of Exceptions on Exhibit D. The disclosure contained herein shall qualify the Re presentations and Warranties made by Phylos in Section 9 of the Agreement.

United States Patent 6,361,943, Yanagawa, et al. March 26,2002. No agreement is currently in place between Phylos and Mitsubishi Chemical Corp. Phylos has filed an interference with the US Patent Office.

German Patent DE19646372. Pschorr, June 19, 1997. Phylos filed a brief in 5 German courts including Frankfurt and Munich.

Kaufman Patent Estate currently held by Advanced Molecular Evolution. Phylos has a license, but it is not transferable and may apply to the Gryphon applications if they were to take a license.

AME PATENT RIGHTS

Country	Application No.	Filing Date	Patent No.	Issue Date
United States
U.S.	08/349,510	12/2/94	5,723,323	3/3/98
U.S.	08/464,142	6/5/95	5,824,514	10/20/98
U.S.	08/464,327	6/5/95	5,976,862	11/2/99
U.S.	08/464,141	6/5/95	5,817,483	10/6/98
U.S.	08/468,468	6/5/95
U.S.	08/462,637	6/5/95	5,763,192	6/9/98
U.S.	08/468,477	6/5/95	5,814,476	9/29/98
U.S.	08/464,569	6/5/95
Non-U.S.
Switzerland	1379/85	3/14/86	EP 8603683	12/24/87
Switzerland	85902946.4	6/17/85	EP 229,046	5/4/94
Germany	85902946.4	6/17/85	DE 3,587,814	5/4/94
Germany	P 3546806.8	6/17/85	3,546,806	3/28/91
Germany	P 3546807.6	6/17/85	3,546,807	3/28/91
Germany	P 3590766.5	6/17/85	3,590,766	1/10/91
England	8628313.2	6/17/85	2,183,661	6/28/89
Hong Kong	9,200,202 UK Pat 2183661	6/17/85	# 200 of 1992	6/28/95
Singapore	P 79/92 UK Pat 2183661	6/17/85	9290079.4	6/28/95
EPO	93116225.9	6/17/85
Japan	60-502625	6/17/85	2,584,613	Published 2/26/97
Japan	7-243853	8/3/95
EPO	85902946.4	6/17/85	229,046	5/04/94
Canada	504,653	3/20/86	1,339,937	6/30/98
Canada	617,095	4/28/98

EXHIBIT E - Profusion Technology

EXHIBIT E

Phylos, Inc. Patents

Country/Type	Title	Registration/ Application Number	Registration/ Application Date	Status
US Provisional	IN VITRO SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	60/035,963	1/21/1997
US Provisional	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	60/064,491	11/6/1997
US	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	09/007,005	1/14/1998	Issued
PCT	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	US98/00807	1/14/1998
AU	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	62419/98	8/4/1999	Issued
CA	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	2278786	7/21/1999
CN	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	98803511.1	9/21/1999
EP	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	98904574.5	9/21/1999
HK	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	106756.1	9/21/1999
IL	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	131016	7/21/1999
IN	A PROCESS FOR THE MANUFACTURE OF A PROTEIN	158/DEL/1998	1/20/1998
JP	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	10-534534	7/21/1999
KR	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	99-7006594	7/21/1999
RU	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	99118585	8/20/1998
TH	SELECTIONS OF PROTEINS USING RNA-PROTEINS FUSIONS	41800	1/15/1998
TW	SELECTIONS OF PROTEINS USING RNA-PROTEINS FUSIONS	87100513	1/15/1998
ZA	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	98/0489	1/21/1998
AU	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	97069/01	8/4/1999
US	RNA-ANTIBODY FUSIONS AND THEIR SELECTION	09/238,710	1/28/1999	Issued
US	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	09/244,794	2/5/1999	Issued

US	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	09/244,796	2/5/1999	Issued
US	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	09/247,190	2/9/1999	Issued
PCT	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	US00/02589	2/1/2000
AU	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	34793/00	2/1/2000
CA	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	2361725	2/1/2000
EP	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	913326.5	2/1/2000
HK	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	02 103 482.7	2/1/2000
IL	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	247,190	2/1/2000
JP	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	2000-598669	2/1/2000
KR	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	2001-7009987	2/1/2000
NO	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	2001 3842	2/1/2000
NZ	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	513153	2/1/2000
RU	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	2001 124810	2/1/2000
US	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	09/430,049	10/29/1999	Issued
US	SELECTION OF PROTEINS USING RNA-PROTEIN FUSIONS	09/876,235	6/6/2001
US Provisional	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	60/090,970	6/29/1998
US	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	09/342.980	6/29/1999
PCT	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	US99/14776	6/29/1999
AU	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	48470/99	6/29/1999
CA	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	2,331,92	6/29/1999
CN	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	99807977.4	6/29/1999

CZ	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	PV200-4564	6/29/1999
EP	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	99,932,082	6/29/1999
HK	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	01107096.7	6/29/1999
IN	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	684	6/29/1999
IL	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	140,100	6/29/1999
JP	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	2000-557385	6/29/1999
KR	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	2000-7014838	6/29/1999
NO	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	20006675	6/29/1999
NZ	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	508287	6/29/1999
RU	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	2001102509	6/29/1999
ZA	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	2000/7261	6/29/1999
US	METHODS FOR GENERATING HIGHLY DIVERSE LIBRARIES	09/434,834	11/5/1999
US Provisional	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	60/096,818	8/17/1998
US	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	09/374,962	8/16/1999	Issued
PCT	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	US99/18603	8/16/1999
AU	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	54883/99	8/16/1999
EP	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	99941179.6	8/16/1999
JP	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	2000-565171	8/16/1999
CA	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA PROTEIN FUSION FORNATION	2,334,946	8/16/1999

US	METHODS FOR PRODUCING NUCLEIC ACIDS LACKING 3’-UNTRANSLATED REGIONS AND OPTIMIZING CELLULAR RNA-PROTEIN FUSION FORMATION	09/910,518	7/20/2001
US Provisional	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	60/096,820	8/17/1998
US	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	09/374,964	8/16/1999
PCT	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	US99/18600	8/16/1999
AU	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	61296/99	8/16/1999
CA	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	2,337,490	8/16/1999
EP	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	999480.42.9	8/16/1999
JP	IDENTIFICATION OF COMPOUND-PROTEIN INTERACTIONS USING LIBRARIES OF PROTEIN-NUCLEIC ACID FUSION MOLECULES	2000-564919	8/16/1999
US Provisional	DNA-PROTEIN FUSIONS AND USES THEREOF	60/110,549	12/2/1998
US	DNA-PROTEIN FUSIONS AND USES THEREOF	09/453,190	12/2/1999	Issued
PCT	DNA-PROTEIN FUSIONS AND USES THEREOF	US99/28472	12/2/1999
AU	DNA-PROTEIN FUSIONS AND USES THEREOF	23509/00	12/2/1999
CA	DNA-PROTEIN FUSIONS AND USES THEREOF	2350417	12/2/1999
EP	DNA-PROTEIN FUSIONS AND USES THEREOF	99967171.2	12/2/1999
HK	DNA-PROTEIN FUSIONS AND USES THEREOF	02100680.3	1/29/2002
IL	DNA-PROTEIN FUSIONS AND USES THEREOF	143236	12/2/1999
IN	DNA-PROTEIN FUSIONS AND USES THEREOF		12/2/1999

JP	DNA-PROTEIN FUSIONS AND USES THEREOF	2000-585,454	12/2/1999
KR	DNA-PROTEIN FUSIONS AND USES THEREOF	2001-7006742	12/2/1999
NO	DNA-PROTEIN FUSIONS AND USES THEREOF	2001-2735	12/2/1999
NZ	DNA-PROTEIN FUSIONS AND USES THEREOF	511699	12/2/1999
US	DNA-PROTEIN FUSIONS AND USES THEREOF	10/180,819	6/26/2002
US Provisional	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	60/137,032	6/1/1999
US	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	09/585,207	6/1/2000
PCT	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	US00/15077	6/1/2000
AU	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	54555/00	6/1/2000
CA	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	2,373,047	6/1/2000
EP	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	939 474.3	6/1/2000
HK	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	02105898.0	6/1/2000
JP	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	2000-620978	6/1/2000
NO	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	2001 5828	6/1/2000
NZ	METHODS OF PRODUCING 5’-NUCLEIC ACID-PROTEIN CONJUGATES	514772	6/1/2000
US Provisional	C-TERMINAL PROTEIN TAGGING	60/143,339	7/12/1999
US	C-TERMINAL PROTEIN TAGGING	09/614,264	7/12/2000
PCT	C-TERMINAL PROTEIN TAGGING	US00/40347	7/11/2000
AU	C-TERMINAL PROTEIN TAGGING	71338/00	7/11/2000
CA	C-TERMINAL PROTEIN TAGGING	2,372,795	7/11/2000
EP	C-TERMINAL PROTEIN TAGGING	960 132.S	7/11/2000
HK	C-TERMINAL PROTEIN TAGGING	02106434.S	7/11/2000
IL	C-TERMINAL PROTEIN TAGGING	146451	7/11/2000
NZ	C-TERMINAL PROTEIN TAGGING	515292	7/11/2000
US Provisional	PEPTIDE ACCEPTOR LIGATION METHODS	60/145,834	7/27/1999

US	PEPTIDE ACCEPTOR LIGATION METHODS	09/619,103	7/19/2000	Issued
PCT	PEPTIDE ACCEPTOR LIGATION METHODS	US00/19653	7/19/2000
AU	PEPTIDE ACCEPTOR LIGATION METHODS	61112/00	7/19/2000
CA	PEPTIDE ACCEPTOR LIGATION METHODS	2,377,468	7/19/2000
EP	PEPTIDE ACCEPTOR LIGATION METHODS	947 524.5	7/19/2000
HK	PEPTIDE ACCEPTOR LIGATION METHODS	2106728.4	7/19/2000
IL	PEPTIDE ACCEPTOR LIGATION METHODS	147037	7/19/2000
JP	PEPTIDE ACCEPTOR LIGATION METHODS	2001-512922	7/19/2000
KR	PEPTIDE ACCEPTOR LIGATION METHODS	2002-7001058	7/19/2000
NO	PEPTIDE ACCEPTOR LIGATION METHODS	2002 0348	7/19/2000
NZ	PEPTIDE ACCEPTOR LIGATION METHODS	516055	7/19/2000
RU	PEPTIDE ACCEPTOR LIGATION METHODS	2002104938	7/19/2000
US	PEPTIDE ACCEPTOR LIGATION METHODS	10/208,357	7/30/2002
US Provisional	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	60/151,261	8/27/1999
US	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	09/648,040	8/25/2000	Issued
PCT	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	US00/23414	8/25/2000
AU	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	69387/00	8/25/2000
CA	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	2382545	8/25/2000
EP	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	00 957 818.8	8/25/2000
JP	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	2001-520897	8/25/2000
US	METHODS FOR ENCODING & SORTING IN VITRO TRANSLATED PROTEINS	10/217,914	8/13/2002
US	COUPLED ISOTHERMAL POLYNUCLEOTIDE AMPLIFICATION AND TRANSLATION SYSTEM	07/939,302	9/2/1992
US	COUPLED ISOTHERMAL POLYNUCLEOTIDE AMPLIFICATION AND TRANSLATION SYSTEM	08/231,587	4/20/1994
AT	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
BE	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
CH	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
DE	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued

EP	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
ES	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
FR	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
GB	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
GR	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
IT	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
LU	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
NL	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
SE	RAPID MUTATIONAL ANALYSIS METHOD	EP0341444	4/13/1989	Issued
US	RAPID MUTATIONAL ANALYSIS METHOD	07/842,465	2/27/1992	Issued
US	RAPID MUTATIONAL ANALYSIS METHOD	08/320,663	10/11/1994	Issued
US	RAPID MUTATIONAL ANALYSIS METHOD	09/400,207	9/21/1999
US	SYSTEMIC POLYPEPTIDE EVOLUTION BY REVERSE TRANSCRIPTION	07/829,461	1/31/1992	Issued
US	SYSTEMIC POLYPEPTIDE EVOLUTION BY REVERSE TRANSCRIPTION	09/197,649	11/23/1998	Issued
US	SYSTEMIC POLYPEPTIDE EVOLUTION BY REVERSE TRANSCRIPTION	09/790,399	2/22/2001
US Provisional	SCREENING AND AFFINITY BINDING ASSAYS	60/275,197	3/12/2001
US Provisional	IN VITRO PROTEIN INTERACTION DETECTION SYSTEMS	60/300,267	6/21/2001
US	IN VITRO PROTEIN INTERACTION DETECTION SYSTEMS	10/176,826	6/20/2002
PCT	IN VITRO PROTEIN INTERACTION DETECTION SYSTEMS	US02/19937	6/20/2002
US Provisional	MODULAR ASSEMBLY OF NUCLEIC ACID-PROTEIN FUSION MOLECULES	60/309,231	7/31/2001
US	MODULAR ASSEMBLY OF NUCLEIC ACID-PROTEIN FUSION MOLECULES	10/	7/31/2002
PCT	MODULAR ASSEMBLY OF NUCLEIC ACID-PROTEIN FUSION MOLECULES	US02/24180	7/31/2002
US Provisional	CELLULAR KINASE TARGETS AND INHIBITORS AND METHODS FOR THEIR USE	60/337,990	11/13/2001
US	CELLULAR KINASE TARGETS AND INHIBITORS AND METHODS FOR THEIR USE	10/293,086	11/13/2002
US Provisional	SOLID PHASE IMMOBILIZATION OF PROTEINS AND PEPTIDES	60/333,470	11/27/2001
US	SOLID PHASE IMMOBILIZATION OF PROTEINS AND PEPTIDES	10/302,456	11/21/2002

de	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS, PRODUCTION AND UTILIZATION THEREOF	199 23 966.5	5/25/1999
PCT	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS, PRODUCTION AND UTILIZATION THEREOF	PCT/EP00/04791	5/25/2000
CA	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS. PRODUCTION AND UTILIZATION THEREOF	2,374,438	5/25/2000
CN	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS, PRODUCTION AND UTILIZATION THEREOF	00809231.1	5/25/2000
CZ	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS, PRODUCTION AND UTILIZATION THEREOF	PV2001-4201	5/25/2000
EE	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS, PRODUCTION AND UTILIZATION THEREOF	0616/01 PC	5/25/2000
EP	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS, PRODUCTION AND UTILIZATION THEREOF	941987	5/25/2000
IL	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS. PRODUCTION AND UTILIZATION THEREOF	146371	5/25/2000
JP	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS, PRODUCTION AND UTILIZATION THEREOF	2000-620126	5/25/2000
US	DETECTION SYSTEM FOR ANALYZING MOLECULAR INTERACTIONS. PRODUCTION AND UTILIZATION THEREOF	5/25/2000
de	TEST SYSTEM FOR DETECTING ANALYTES, A METHOD FOR THE PRODUCTION THEREOF AND ITS USE
PCT	TEST SYSTEM FOR DETECTING ANALYTES, A METHOD FOR THE PRODUCTION THEREOF AND ITS USE	PCT/EP00/10336	10/20/2000
CA	TEST SYSTEM FOR DETECTING ANALYTES, A METHOD FOR THE PRODUCTION THEREOF AND ITS USE	2393703	10/20/2000
de	BIO-PROBES AND USES THEREOF	100 33 194.7	6/26/2001
PCT	BIO-PROBES AND USES THEREOF	PCT/EP01/07259	6/26/2001
de	METHODS FOR IDENTIFYING SPECIFICALLY CLEAVABLE PEPTIDES AND USE OF SUCH PEPTIDE SEQUENCES	100 41 238	8/22/2000
PCT	METHODS FOR IDENTIFYING SPECIFICALLY CLEAVABLE PEPTIDES AND USE OF SUCH PEPTIDE SEQUENCES	PCT/EP01/0910	8/7/2001
de	METHOD FOR ISOLATING AND IDENTIFYING EFFECTORS	199 59 857

PCT	METHOD FOR ISOLATING AND IDENTIFYING EFFECTORS	PCT/EP01/14337	12/6/2001
de	SECRETION SIGNAL PEPTIDES, DNA SEQUENCES THEREOF, EXPRESSION VECTORS PREPARABLE THEREWITH FOR EUKARYOTIC CELLS AND USE THEREOF FOR BIOTECHNOLOGICAL PREPARATION OF PROTEINS	100 62 302.6	12/14/2000
de	PEPTIDE ACCEPTOR /tRNA-HYBRID MOLECULE AND ITS USE FOR PREPARING CODON-SPECIFICALLY ARRESTED TRANSLATION COMPLEXES	101 16 585.4	4/3/2001
PCT	PEPTIDE ACCEPTOR /tRNA-HYBRID MOLECULE AND ITS USE FOR PREPARING CODON-SPECIFICALLY ARRESTED TRANSLATION COMPLEXES	PCT/EP02/03649	4/3/2002
US Provisional	NOVEL METHOD FOR CLONING VARIABLE DOMAIN SEQUENCES OF IMMUNOLOGICAL GENE REPERTOIRE	60/290,907	5/14/2001
PCT	NOVEL METHOD FOR CLONING VARIABLE DOMAIN SEQUENCES OF IMMUNOLOGICAL GENE REPERTOIRE	US/02/15125	5/14/2002